EXHIBIT 1

N E W S   R E L E A S E

TALISMAN ENERGY INC. CONFERENCE CALL

CALGARY, Alberta – July 20, 2004 – Talisman Energy Inc. has scheduled a telephone conference call for investors and analysts on Thursday, July 29, 2004 at 1:00 pm MDT (3:00 pm EDT) to discuss Talisman’s second quarter results.  Participants will include Dr. Jim Buckee, President and Chief Executive Officer and members of senior management.  Talisman expects to release its second quarter results the morning of July 29.

To participate in the conference call, please contact the Talisman Energy Conference Operator at 12:50 pm (MDT), 10 minutes prior to the conference call.

Conference Operator Dial in Numbers:

1-800-814-4859 (North America)  or

1-416-640-1907 (Local Toronto & International)

A replay of the conference will be available at approximately 3:00 p.m. (MDT) on Thursday, July 29, 2004 until 11:59 pm Thursday, August 5, 2004.  If you wish to access this replay, please call:

1-877-289-8525 (North America)  passcode  21055032#  or

1-416-640-1917 (Local Toronto & International) passcode  21055032#

Live Internet Audio Broadcast

The conference call will also be broadcast live on the Internet and can be accessed directly by going to the Talisman website (www.talisman-energy.com) and following the links from the home page. Alternatively, you can point your browser to http://events.jetstreammedia.com/main.cfm?castis+695. A copy of the broadcast will be made available for replay until the close of business on August 5, 2004.

Talisman Energy Inc. is a large, independent oil and gas producer with operations in Canada and, through its subsidiaries, the North Sea, Indonesia, Malaysia, Vietnam, Algeria and the United States.  Talisman's subsidiaries also conduct business in Trinidad, Colombia and Qatar.  Talisman has adopted the International Code of Ethics for Canadian Business and is committed to maintaining high standards of excellence in corporate citizenship and social and environmental responsibility wherever its business is conducted.  The Company is a participant in the United Nations Global Compact, a voluntary initiative that brings together companies, governments, civil society and other groups to advance human rights, labour and environmental principles. Talisman's shares are listed on the Toronto Stock Exchange in Canada and the New York Stock Exchange in the United States under the symbol TLM.

For further information, please contact:

David Mann, Senior Manager, Corporate & Investor Communications

Phone:

403-237-1196

Fax:

403-237-1210

E-mail:

tlm@talisman-energy.com

20-04

~~  This release is available on Talisman’s Internet Web Site:  WWW.TALISMAN-ENERGY.COM  ~~